                                                                    EX-99.a.2(l)

                          CERTIFICATE OF THE SECRETARY
                                     OF THE
                           BRINSON RELATIONSHIP FUNDS

                             RESOLUTIONS AUTHORIZING
                        BRINSON SECURITIZED MORTGAGE FUND

     Pursuant to Article III Section 3.6 of the By-Laws, dated August 22, 1994, of Brinson Relationship Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

     1.   She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto as incorporated by reference into the Trust's Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended May 20, 1996, August 21, 2000, and November 20, 2000 (the "Declaration") pursuant to Article IX, Section 9.8(f) of the Declaration is a true and complete copy of the resolutions by the Board of Trustees of the Trust (the "Resolutions") with respect to the authorization of the shares of the series of the Trust known as the Brinson Securitized Mortgage Fund.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on May 21, 2001 and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 21st day of May, 2001.


(Trust Seal)                                          /s/ Amy R. Doberman
                                                      -------------------
                                                      Amy R. Doberman, Secretary
                                                      Brinson Relationship Funds

         RESOLUTIONS ADOPTED MAY 21, 2001 AND INCORPORATED BY REFERENCE
  INTO THE AGREEMENT AND DECLARATION OF TRUST OF THE BRINSON RELATIONSHIP FUNDS
      DATED AUGUST 15, 1994, AS AMENDED MAY 20, 2000, AUGUST 21, 2001, AND
         NOVEMBER 20, 2000 (THE "DECLARATION"), PURSUANT TO ARTICLE IX,
                             SECTION 9.8(f) THEREOF

                           RESOLUTIONS AUTHORIZING THE
                            SECURITIZED MORTGAGE FUND


RESOLVED,                  that pursuant to Article IX, Section 9.8(f) of the
                           Agreement and Declaration of Trust of Brinson
                           Relationship Funds (the "Trust"), the additional series of shares (the "New Series") be, and it hereby is, authorized and designated as the Brinson
                           Securitized Mortgage Fund; and

FURTHER
RESOLVED,                  that an unlimited number of shares of beneficial
                           interest are hereby allocated to the New Series; and

FURTHER
RESOLVED,                  that the shares of the New Series shall have the same
                           relative rights and preferences as other shares of the Trust, as set forth in the Agreement and Declaration of Trust, and as described in Section 9.8 thereof.